Federal Home Loan Bank of Des Moines
Announcements

FHLB Des Moines Releases 2011 Director Election Results

On November 9, 2011, the Board of Directors of FHLB Des Moines certified the results of the 2011 Member and Independent Director Elections. We are pleased to announce the election results for director terms commencing January 1, 2012.

Member Director Election Results

Member director elections were held to fill one seat in each of the states of Iowa and Minnesota. In Iowa, incumbent director Chris D. Grimm has been re-elected to serve his second term on the Bank's board. In Minnesota, Teresa J. Keegan has been elected to serve her first term on the board.

 The results of the member director election are as follows:

Iowa - 1 elected seat

Number of institutions eligible to vote	369
Number of institutions who voted	164
Total eligible votes per candidate	2,873,966

Total Votes	Chris D. Grimm, President	Elected – 4 year term
1,012,637	Iowa State Bank	01/01/12 – 12/31/15
Wapello, IA

Total Votes	Kevin L. Brooks, President/CEO & Board Chair
325,177	South Story Bank & Trust
Slater, IA

Total Votes	Arthur J. Bacci, President and CEO
128,442	Principal Bank
Des Moines, IA

Total Votes	Neal D. Logan, CEO
75,261	Success Bank
Bloomfield, IA

Minnesota - 1 elected seat

Number of institutions eligible to vote	375
Number of institutions who voted	112
Total eligible votes per candidate	1,671,510

Total Votes	Teresa J. Keegan, SVP and CFO	Elected – 4 year term
331,149	Fidelity Bank	01/01/12 – 12/31/15
Edina, MN

Total Votes	Dennis A. Lind
258,328	Midwest Bank
Detroit Lakes, MN

Independent Director Election Results

District-wide - 2 elected seats

The 2011 independent director election was held to fill two seats in the Bank's five-state district. Independent director John H. Robinson has been re-elected to a four-year term commencing January 1, 2012. Mr. Robinson has served as an independent director on the Bank's board since May 2007. Ellen Z. Lamale has been elected to serve her first term on the Bank's board. Ms. Lamale will serve a four-year term.

The district-wide independent election results are as follows:

Independent Directors - 2 seats available

Number of institutions eligible to vote	1,218
Number of institutions who voted	371
Total eligible votes per candidate	7,276,733

Total Votes	Ellen Z. Lamale	Elected – 4 year term
2,480,819	West Des Moines, IA	01/01/12 – 12/31/15
34.1%

Total Votes	John H. Robinson, Chairman	Elected – 4 year term
2,426,947	Hamilton Ventures, LLC	01/01/12 – 12/31/15
33.4%	Kansas City, MO